SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2008
BROCADE COMMUNICATIONS SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110

(Address, including zip code, of principal executive offices)
(408) 333-8000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On February 22, 2008, the Board of Directors of the Company amended and restated the Company’s Bylaws to effect the following changes:
•	Effective as of the Company’s 2008 Annual Meeting of Stockholders on April 10, 2008, Article III, Section 3.2 of the Company’s Amended and Restated Bylaws was amended to decrease the authorized number of directors of the Company from nine to eight;

•	Adopt majority voting requirements for the election of directors, effective following the 2008 Annual Meeting;

•	Revise and update advance notice requirements for stockholders to nominate directors for election to the board or bring other business before the stockholders, effective following the 2008 Annual Meeting;

•	Permit electronic signatures, waivers and related electronic transmissions;

•	Update provisions regarding the power and authority that may be delegated to board committees;

•	Conform Bylaws more closely to the provisions of the Company’s Certificate of Incorporation with respect to the filling of board vacancies, removal of directors and amendments to the Bylaws;

•	Clarify the voting standard for stockholder votes required under applicable Securities and Exchange Commission and stock exchange rules;

•	Revise board quorum requirement to be based on the number of directors currently in office rather than the total number of authorized directors; and

•	General updates to reflect statutory changes under the General Corporation Law of the State of Delaware and other miscellaneous revisions.
     A copy of the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Bylaws of Brocade Communications Systems, Inc., effective as of February 22, 2008.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: February 22, 2008	By:	/s/ Tyler Wall
Tyler Wall
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Bylaws of Brocade Communications Systems, Inc., effective as of February 22, 2008.